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                                                                      Exhibit 12

                             COOPER INDUSTRIES, LTD.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)
                                   (Unaudited)

                                                     Three Months Ended
                                                         March 31,                     Year Ended December 31,
                                               ------------------------------       ------------------------------
                                                  2003                2002              2002               2001
                                               -----------        -----------       -----------        -----------
Interest Expense                               $    20,100        $    16,900       $    74,500        $    84,700

Capitalized Interest                                     -                  -                 -              1,462

Estimated Interest Portion of
    Rent Expense                                     3,445              3,750            14,679             13,369
                                               -----------        -----------       -----------        -----------
Fixed Charges                                  $    23,545        $    20,650       $    89,179        $    99,531
                                               ===========        ===========       ===========        ===========

Income From Continuing
    Operations Before Income Taxes             $    70,700        $    71,500       $   280,200        $   316,400

Add:     Fixed Charges                              23,545             20,650            89,179             98,069

Less:    Equity in (Earnings) / Losses
         of Less Than 50% Owned
         Companies                                      76               (346)           (2,969)            (2,922)
                                               -----------        -----------       -----------        -----------
Earnings Before Fixed Charges                  $    94,321        $    91,804       $   366,410        $   411,547
                                               ===========        ===========       ===========        ===========
Ratio of Earnings to Fixed Charges                4.0x               4.4x              4.1x               4.1x

                                                            Year Ended December 31,
                                               ------------------------------------------------
                                                   2000               1999              1998
                                               -----------        -----------       -----------
Interest Expense                               $   100,300        $    55,200       $   101,900

Capitalized Interest                                 3,946                  -                 -

Estimated Interest Portion of
    Rent Expense                                    15,614             13,948            12,352
                                               -----------        -----------       -----------
Fixed Charges                                  $   119,860        $    69,148       $   114,252
                                               ===========        ===========       ===========

Income From Continuing
    Operations Before Income Taxes             $   549,900        $   518,600       $   523,600

Add:     Fixed Charges                             115,914             69,148           114,252

Less:    Equity in (Earnings) / Losses
         of Less Than 50% Owned
         Companies                                  (3,367)            (1,069)              595
                                               -----------        -----------       -----------
Earnings Before Fixed Charges                  $   662,447        $   586,679       $   638,447
                                               ===========        ===========       ===========

Ratio of Earnings to Fixed Charges                 5.5x               8.5x              5.6x